UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2020

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01. Financial Statements and Exhibits	4

SIGNATURES	5

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, the independent members of the Board of Directors of Lam Research Corporation (the “Company”) adopted an Executive Severance Policy (the “Severance Policy”) and an Executive Change in Control Policy (the “Change in Control Policy” and, together with the Severance Policy, the “Policies”), effective as of January 1, 2021. The Policies will replace the employment agreements with Timothy M. Archer, Douglas R. Bettinger, Richard A. Gottscho and Patrick J. Lord, as well as the change in control agreements with the Company’s senior vice presidents, which will expire on December 31, 2020.

The following summaries of the terms of the Policies are qualified in their entirety by the respective texts of such Policies. The Severance Policy and the Change in Control Policy are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Severance Policy

The Severance Policy applies to individuals serving as the Company’s CEO, President, Executive Vice President, and Senior Vice President (each, a “Covered Executive”). However, certain provisions of the Severance Policy apply only to individuals serving as the Company’s Chief Executive Officer (“CEO”), President or Executive Vice President (each, a “Tier 1 Executive”).

The Severance Policy provides that if an Involuntary Termination (as defined in the Severance Policy) of a Tier 1 Executive’s employment occurs, other than in connection with a Change in Control or an Acquisition (each as defined in the Severance Policy), the Tier 1 Executive will be entitled to: (1) a lump-sum cash payment equal to 100% (150% for the CEO) of the Tier 1 Executive’s then-current annual base salary, plus an amount equal to 50% (100% for the CEO) of the average of the last five annual payments made to the Tier 1 Executive under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount the Tier 1 Executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 Executive’s employment is terminated had the Tier 1 Executive’s employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or Restricted Stock Unit (“RSU”) awards that are solely service-based granted to the Tier 1 Executive at least 12 months prior to the termination date; and (4) a cash payment equal to the product of (x) a pro rata portion (based on the time from the first day of the Performance Period (as defined in the award agreements) until the earlier of the termination date or the last day of the Performance Period) of the unvested Market-Based Performance RSU (“mPRSU”) and/or other performance-based RSU (“PRSU”) awards granted to the Tier 1 Executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period and (y) the closing stock price on the date of termination.

If the Company carries out an Acquisition (as defined in the Severance Policy) during the period of a Covered Executive’s employment, and if there is an Involuntary Termination of the Covered Executive’s employment on or after the date of the initial public announcement of, or within the 24 months following the consummation of, the Acquisition, the Covered Executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for the CEO) of the Covered Executive’s then current annual base salary, plus an amount equal to 150% (200% for the CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the Covered Executive prior to the Acquisition; and (4) a cash payment equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Acquisition or the last day of the Performance Period) of the unvested mPRSUs/PRSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the acquisition and (ii) a pro rata portion (based on time from the day following the closing of the Acquisition until the last day of the Performance Period) of the target number of unvested mPRSUs/PRSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Acquisition.

If a Tier 1 Executive’s employment is terminated due to disability or in the event of a Covered Executive’s death, the Tier 1 Executive (or the Tier 1 Executive’s estate) will be entitled to: (1) the pro rata amount the Tier 1 Executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 Executive’s employment is terminated had the Tier 1 Executive’s employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the Tier 1 Executive prior to the date of termination; and (4) vesting, as of the date of termination, of portion of the unvested mPRSUs/PRSUs awards granted to the Tier 1 Executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.

If the employment of a Covered Executive who is not a Tier 1 Executive is terminated due to disability or in the event of a Covered Executive’s death, the Covered Executive (or the Covered Executive’s estate) will be entitled to: (1) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the Covered

Executive prior to the date of termination; and (2) vesting, as of the date of termination, of portion of the unvested mPRSUs/PRSUs awards granted to the Covered Executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.

If a Covered Executive voluntarily resigns, the Covered Executive will be entitled to no additional benefits (except as the Covered Executive may be eligible for under the Company’s Retiree Health Plans), stock options, RSUs and mPRSUs/PRSUs will cease to vest on the termination date, and stock options will be canceled unless they are exercised within ninety days after the termination date. All RSUs (whether mPRSUs, PRSUs or otherwise) will be canceled on the termination date.

The Severance Policy conditions all payments and benefits upon a Covered Executive’s performance in all material respects of his or her confidentiality and non-compete obligations to the Company. The Severance Policy also requires a Covered Executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the Covered Executive’s employment, to receive the payments described above. Any compensation that is paid to a Covered Executive by the Company is subject to any applicable compensation recovery policy.

The Severance Policy may be amended at any time; provided, however, that any amendment that would adversely affect a Covered Executive will not be applicable without such Covered Executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii), if the amendment occurs during the Change In Control Protection Period (as defined in Change in Control Policy), the end of the Change In Control Protection Period.

Change in Control Policy

The Change in Control Policy applies to individuals serving as Covered Executives.

The Change in Control Policy provides that if a Change in Control of the Company (as defined in the Change in Control Policy) occurs during the period of a Covered Executive’s employment, and if there is an Involuntary Termination of the Covered Executive’s employment on or after the date of the initial public announcement of the transaction or within the 24 months following the Change in Control, the Covered Executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for the CEO) of the Covered Executive’s then current annual base salary, plus an amount equal to 150% (200% for the CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the Covered Executive prior to the Change in Control; and (4) conversion of any mPRSUs/PRSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements (pursuant to the Company’s current form of mPRSU award agreement, the cash award would be equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Change in Control or the last day of the Performance Period) of the unvested mPRSUs/PRSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the Change in Control and (ii) a pro rata portion (based on time from the day following the closing of the Change in Control until the last day of the Performance Period) of the target number of unvested mPRSUs/PRSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Change in Control).

The Change in Control Policy conditions all payments and benefits upon a Covered Executive’s performance in all material respects of his or her confidentiality and non-compete obligations to the Company. The Change in Control Policy also requires a Covered Executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the Covered Executive’s employment, to receive the payments described above. Any compensation that is paid to a Covered Executive by the Company is subject to any applicable compensation recovery policy.

The Change in Control Policy may be amended at any time; provided, however, that any amendment that would adversely affect a Covered Executive will not be applicable without such Covered Executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii) if the amendment occurs during the Change In Control Protection Period, the end of the Change In Control Protection Period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Executive Severance Policy*

10.2 Executive Change in Control Policy*

104  Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

*	Indicates management contract or compensatory plan or arrangement in which executive officers of the Company are eligible to participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020		LAM RESEARCH CORPORATION

	By:	/s/ Ava M. Hahn
Ava M. Hahn
Senior Vice President, Chief Legal Officer